                                EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-26743 and No. 333-61467) of our report dated July 8, 2002, with respect to the financial statements and schedule of the Mail-Well Corporation 401(k) Savings Retirement Plan for Union Employees included in this Annual Report on Form 11-K for the year ended December 30, 2001.


/s/ Ernst & Young LLP

Denver, Colorado
July 12, 2002